EXHIBIT 1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value US$0.01 per share, and High Vote Ordinary Shares, par value US$0.01 per share, of eLong, Inc., a Cayman Islands company, and that this Agreement may be included as an exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on this 5th day of February, 2016.
TCH SAPPHIRE LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

TENCENT HOLDINGS LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Chairman of the Board

TENCENT ASSET MANAGEMENT LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[Signature Page to Joint Filing Agreement]